UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 18, 2006

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 18, 2006, Allscripts Healthcare Solutions, Inc. (“Allscripts”) entered into an Agreement of Merger (the “Merger Agreement”) with A4 Health Systems, Inc. (“A4”). The Merger Agreement provides for a business combination whereby a newly formed wholly-owned subsidiary of Allscripts will be merged with and into A4, with A4 surviving the merger (the “Merger”).

Pursuant to the Merger Agreement, and subject to the terms and conditions of the Merger Agreement, Allscripts will acquire all of the outstanding equity interests (including options) of A4 for aggregate merger consideration of $215 million in cash and 3,500,000 shares of Allscripts common stock (the “Allscripts Shares”), subject to a purchase price adjustment based on changes in working capital.

The Merger Agreement contains customary representations, warranties and covenants. Except for certain limited matters (including tax matters), the indemnification obligation of the shareholders of A4 for breaches of representations and warranties will be subject to a $3 million aggregate threshold and an aggregate cap of approximately 10% of the aggregate merger consideration (comprised solely of Allscripts Shares to be held in escrow for one year). Representations and warranties will survive for 12 months after closing, subject to a longer survival period for certain limited matters (including tax matters). A4 is also required to deliver certain audited financial statements by deadlines specified in the Merger Agreement.

Consummation of the Merger is subject to various conditions, including, without limitation, (a) approval of the Merger by the shareholders of A4, (b) no exercise of dissenters’ rights by holders of five percent or more of the outstanding capital stock of A4, (c) receipt by Allscripts of the funds contemplated by debt commitment letters or an equity or debt financing in lieu thereof, (d) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (e) receipt of governmental approvals required by law and receipt of specified third-party consents and (f) approval from the North Carolina Securities Administrator of the fairness of the terms and conditions of the Merger (or, in lieu thereof, the existence of an effective registration statement on file with the Securities and Exchange Commission covering the Allscripts Shares). Certain key employees of A4 are also required to enter into employment and noncompetition agreements with Allscripts as a condition to closing.

If the North Carolina Securities Administrator approves the fairness of the terms and conditions of the Merger, the Allscripts Shares will be exempt from the registration requirements under the federal securities laws, subject to the requirements of Rule 145 under the Securities Act of 1933 with respect to the resale of the Allscripts Shares by affiliates of A4. In addition to the portion of the Allscripts Shares described above that will be held in escrow for one year, certain affiliates of A4 have also agreed to lock-up periods with respect to the Allscripts Shares ranging from 90 days to one year.

The Merger Agreement contains certain termination rights for both Allscripts and A4, and further provides that, upon termination of the Merger Agreement, a termination fee may be payable under specified circumstances. If A4 terminates to accept a superior proposal (as described in the Merger Agreement), a fee of $12 million is payable to Allscripts by A4. If either party terminates after a date no earlier than 90 days following the delivery of certain required financial information by A4 when all of Allscripts’ conditions to closing have been satisfied (other than the financing condition) and certain other conditions have been satisfied, Allscripts will pay a fee of $7,500,000 to A4.

In connection with the signing of the Merger Agreement, shareholders of A4 representing in excess of 65% of the outstanding common stock of A4 (on an as-converted basis) entered into Shareholder Support Agreements with Allscripts. Under these agreements, the shareholders agreed, among other things, to grant an irrevocable proxy to certain officers of Allscripts to vote their shares in favor of the transactions contemplated by the Merger Agreement and against any action or transaction that could reasonably be expected to impede or prevent the Merger Agreement or the transactions contemplated by the Merger Agreement. Under certain circumstances, these agreements survive the termination of the Merger Agreement.

Promptly following the effective time of the Merger, John P. McConnell, Chairman and Chief Executive Officer of A4, will be appointed to the Board of Directors of Allscripts.

A copy of the Merger Agreement is attached to, and incorporated by reference in, this Current Report on Form 8-K as Exhibit 2.1. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

The summary disclosure above and the Merger Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K are being furnished to provide information regarding certain of the terms of the Merger Agreement. No representation, warranty, covenant or agreement described in the summary disclosure or contained in the Merger Agreement is, or should be construed as, a representation or warranty by Allscripts to any investor or covenant or agreement of Allscripts with any investor. The representations, warranties, covenants and agreements contained in the Merger Agreement are solely for the benefit of Allscripts and A4, may represent an allocation of risk between the parties, may be subject to standards of materiality that differ from those that are applicable to investors and may be qualified by disclosures between the parties.

Item 3.02. Unregistered Sales of Equity Securities. The fifth paragraph of Item 1.01 is hereby incorporated by reference into this Item.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Report:

Exhibit 2.1	Agreement of Merger, dated as of January 18, 2006, by and among Allscripts Healthcare Solutions, Inc., Quattro Merger Sub Corp., A4 Health Systems, Inc. and John P. McConnell, in his capacity as Shareholder Representative.*

* All schedules and exhibits to this Exhibit have been omitted in accordance with 17 CFR §229.601(b)(2). The registrant agrees to furnish supplementally a copy of all omitted schedules and exhibits to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: January 23, 2006	By:	/s/ Lee A. Shapiro
Lee A. Shapiro President